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                                                                     Exhibit 4.4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

7.45% Senior Quarterly Interest Bonds


No.  A-1  $180,000,000


Armstrong World Industries, Inc., a corporation duly organized and existing under the laws of Pennsylvania (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of one hundred eighty million dollars ($180,000,000) on October 15, 2038, and to pay interest thereon from October 28, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 15, April 15, July 15 and October 15 in each year, commencing January 15, 1999, at the rate of 7.45% per

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annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 days prior to such Interest Payment Date, referred to as the "Regular Record Date," (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York or such other designated office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the

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Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 28, 1998

ARMSTRONG WORLD INDUSTRIES, INC.

By:    /s/ Frank A. Riddick
Name:  Frank A. Riddick
Title: Senior Vice President and
       Chief Financial Officer



Attest:

By:    /s/ David D. Wilson
Name:  David D. Wilson
Title: Assistant Secretary and
       Associate General Counsel


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By:
Name:
Title:



[SEAL]

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 6, 1996 (as amended and supplemented from time to time, the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as successor to Mellon Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to one hundred eighty million dollars ($180,000,000).

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice at any time on or

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after October 28, 2003, as a whole or from time to time in part, at the election of the Company, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the date of redemption.

If as a result of: (a) any actual or proposed change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States, or any change in the application, official interpretation or enforcement of such laws, regulations or rulings; (b) any action taken by a taxing authority, which action is generally applied or is taken with respect to the Company; (c) a decision rendered by a court of competent jurisdiction in the United States, whether or not such decision was rendered with respect to the Company; or (d) a technical advice memorandum or letter ruling or other administrative pronouncement issued by the National Office of the United States Internal Revenue Service, on substantially the same facts as those pertaining to the Company, which change, amendment, action, decision, memorandum, letter ruling or pronouncement becomes effective or is issued on or after October 28, 1998, there is a substantial likelihood that the Company will not be entitled to deduct currently for United States federal income tax purposes the full amount of interest accrued in respect of the Securities of this series, the Company, at its option, may redeem these Securities, in whole but not in part, at any time at a redemption price equal to 100% of the principal amount, together with interest accrued and unpaid to the date of redemption. Notice of such redemption will be given to the Holders of these Securities not more than 60 nor fewer than 30 days prior to the date fixed for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the

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unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exception as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company

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in any place where the principal of any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may required payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.


THE CHASE MANHATTAN BANK

By: /s/ Elaine Renn
   -------------------
Authorized Officer

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